                                                                   Exhibit 99.1

                         TARA BANKSHARES CORPORATION
                                AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL REPORT
                             DECEMBER 31, 1996
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page

INDEPENDENT AUDITOR'S REPORT.............................................      1

FINANCIAL STATEMENTS.....................................................

        Consolidated balance sheets......................................      2
        Consolidated statements of income................................      3
        Consolidated statements of stockholders' equity..................      4
        Consolidated statements of cash flows............................5 and 6
        Notes to consolidated financial statements.......................   7-29

                         INDEPENDENT AUDITOR'S REPORT

--------------------------------------------------------------------------------

To the Board of Directors
Tara Bankshares Corporation and Subsidiary
Riverdale, Georgia

     We have audited the accompanying consolidated balance sheets of Tara Bankshares Corporation and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tara Bankshares Corporation and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


Atlanta, Georgia
February 14, 1997

                           TARA BANKSHARES CORPORATION
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

----------------------------------------------------------------------------------------------
                                   ASSETS                            1996             1995
                                   ------                        ------------     ------------

Cash and due from banks                                          $  2,136,362     $  1,801,384
Federal funds sold                                                    810,000        2,400,000
Securities available-for-sale                                       6,690,187        7,911,069
Securities held-to-maturity, fair value of $9,685,337
    and $13,177,962                                                 9,643,096       13,100,344

Loans                                                              34,256,843       32,195,423
Less allowance for loan losses                                      1,333,368        1,220,156
                                                                 ------------     ------------
          Loans, net                                               32,923,475       30,975,267

Premises and equipment                                              1,995,607        2,052,952
Other real estate owned                                               151,000          241,000
Other assets                                                          916,778          996,834
                                                                 ------------     ------------

          TOTAL ASSETS                                           $ 55,266,505     $ 59,478,850
                                                                 ============     ============

                  LIABILITIES AND STOCKHOLDERS' EQUITY
                  ------------------------------------
Deposits
    Noninterest-bearing demand                                   $ 11,309,083     $ 12,476,377
    Interest-bearing demand                                        11,278,646       13,936,985
    Savings                                                         2,694,324        2,405,273
    Time, $100,000 and over                                         6,512,397        5,936,958
    Other time                                                     16,631,594       19,096,429
                                                                 ------------     ------------
          Total deposits                                           48,426,044       53,852,022
Subordinated convertible debentures                                        -        1,500,000
Other liabilities                                                     261,763          285,854
                                                                 ------------     ------------
          TOTAL LIABILITIES                                        48,687,807       55,637,876
                                                                 ------------     ------------

Commitments and contingent liabilities

Stockholders' equity
    Common stock, par value $10; 2,000,000 shares authorized;
        697,999 and 448,003 issued and outstanding                  6,979,990        4,480,030
    Capital surplus                                                 1,663,614        2,663,598
    Accumulated deficit                                            (1,734,686)      (2,989,605)
    Unrealized losses on securities available-for-sale               (330,220)        (313,049)
                                                                 ------------     ------------
          TOTAL STOCKHOLDERS' EQUITY                                6,578,698        3,840,974
                                                                 ------------     ------------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 55,266,505     $ 59,478,850
                                                                 ============     ============


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           TARA BANKSHARES CORPORATION
                                 AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


---------------------------------------------------------------------------------------------------------------

                                                                                        1996            1995
                                                                                     ----------      ----------
INTEREST INCOME
    Loans                                                                            $3,291,145      $3,339,082
    Taxable securities                                                                1,092,950       1,077,792
    Federal funds sold                                                                  138,928         153,575
                                                                                     ----------      ----------
          TOTAL INTEREST INCOME                                                       4,523,023       4,570,449
                                                                                     ----------      ----------

INTEREST EXPENSE
    Deposits                                                                          1,665,509       1,843,582
    Federal funds purchased                                                                 431             482
    Subordinated convertible debentures                                                  99,910         165,853
                                                                                     ----------      ----------
          TOTAL INTEREST EXPENSE                                                      1,765,850       2,009,917
                                                                                     ----------      ----------

          NET INTEREST INCOME                                                         2,757,173       2,560,532
PROVISION (CREDIT)  FOR LOAN LOSSES                                                    (175,000)              0
                                                                                     ----------      ----------
          NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                         2,932,173       2,560,532
                                                                                     ----------      ----------

OTHER INCOME
    Service charges on deposit accounts                                                 364,736         388,969
    Other service charges and fees                                                       73,849          93,991
                                                                                     ----------      ----------
          TOTAL OTHER INCOME                                                            438,585         482,960
                                                                                     ----------      ----------

OTHER EXPENSES
    Salaries and employee benefits                                                    1,019,822       1,040,445
    Equipment and occupancy expenses                                                    322,633         318,602
    Other operating expenses                                                            773,384         930,118
                                                                                     ----------      ----------
          TOTAL OTHER EXPENSES                                                        2,115,839       2,289,165
                                                                                     ----------      ----------

          INCOME BEFORE INCOME TAXES                                                  1,254,919         754,327

INCOME TAX EXPENSE                                                                            0               0
                                                                                     ----------      ----------

          NET INCOME                                                                 $1,254,919      $  754,327
                                                                                     ===========     ===========

PRIMARY EARNINGS PER SHARE BASED ON WEIGHTED AVERAGE
SHARES OUTSTANDING OF 563,066 AND 448,003                                            $      2.23     $     1.68
                                                                                     ===========     ===========

FULLY DILUTED EARNINGS PER SHARE BASED ON WEIGHTED
    AVERAGE SHARES OUTSTANDING OF 698,003 IN 1995                                                    $      1.32
                                                                                                     ===========


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           TARA BANKSHARES CORPORATION
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


---------------------------------------------------------------------------------------------------------------------


                                                                                           UNREALIZED
                                                                                           LOSSES ON
                                           COMMON STOCK                                    SECURITIES       TOTAL
                                    -----------------------      CAPITAL    ACCUMULATED    AVAILABLE-   STOCKHOLDERS'
                                     SHARES      PAR VALUE       SURPLUS       DEFICIT      FOR-SALE       EQUITY
                                    --------    -----------    ----------   -----------   ---------     ------------

BALANCE, DECEMBER 31, 1994           448,003    $ 4,480,030    $2,663,598   $(3,743,932)  $(413,572)     $2,986,124
Net income                                -              -             -        754,327          -          754,327
    Net change in unrealized
        losses on securities
        available-for-sale                -              -             -             -      100,523         100,523
                                    --------    -----------   -----------   -----------   ---------      ----------
BALANCE, DECEMBER 31, 1995           448,003      4,480,030     2,663,598    (2,989,605)   (313,049)      3,840,974
    Net income                            -              -             -      1,254,919          -        1,254,919
    Common stock issued upon
        conversion of subordinated
        debentures                   249,996      2,499,960      (999,984)           -           -        1,499,976
    Net change in unrealized
        losses on securities
        available-for-sale                -              -             -             -      (17,171)        (17,171)
                                    --------    -----------   -----------   -----------   ---------      ----------
BALANCE, DECEMBER 31, 1996           697,999    $ 6,979,990    $1,663,614   $(1,734,686)  $(330,220)     $6,578,698
                                    ========    ===========   ===========   ===========   =========      ==========


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           TARA BANKSHARES CORPORATION
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


--------------------------------------------------------------------------------------------------

                                                                          1996             1995
                                                                     ------------     ------------
OPERATING ACTIVITIES
    Net income                                                       $  1,254,919     $    754,327
    Adjustments to reconcile net income to net cash
        provided by operating activities:
        Depreciation                                                      153,801          161,727
        Provision (credit) for loan losses                               (175,000)              -
        Gains on sales of other real estate                                    -           (20,690)
        Provision for other real estate losses                                 -            65,000
        Other operating activities                                         31,423         (129,133)
                                                                     ------------     ------------

              Net cash provided by operating activities                 1,265,143          831,231
                                                                     ------------     ------------

INVESTING ACTIVITIES
    Proceeds from maturities of securities available-for-sale           1,203,711        2,593,794
    Purchases of securities held-to-maturity                           (4,592,919)     (12,532,072)
    Proceeds from maturities of securities held-to-maturity             8,050,167        2,615,421
    Net (increase) decrease in loans                                   (1,773,208)       1,758,780
    Purchases of premises and equipment                                   (70,638)         (57,346)
    Proceeds from sale of other real estate                                88,724          487,690
    Purchase of life insurance policy                                          -          (300,000)
                                                                     ------------     ------------

              Net cash provided by (used in) investing activities       2,905,837       (5,433,733)
                                                                     ------------     ------------

FINANCING ACTIVITIES
    Net increase (decrease) in deposits                                (5,425,978)       4,272,742
    Cash paid for partial shares resulting from
        debenture conversion                                                  (24)              -
                                                                     ------------     ------------

              Net cash provided by (used in) financing activities      (5,426,002)       4,272,742
                                                                     ------------     ------------

                           TARA BANKSHARES CORPORATION
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

-----------------------------------------------------------------------------------------------------------------
                                                                       1996             1995
                                                                    -----------     -----------
Net decrease in cash and cash equivalents                           $(1,255,022)    $  (329,760)

Cash and cash equivalents at beginning of year                        4,201,384       4,531,144
                                                                    -----------     -----------

Cash and cash equivalents at end of year                            $ 2,946,362     $ 4,201,384
                                                                    ===========     ===========

SUPPLEMENTAL DISCLOSURES
    Cash paid for:
        Interest                                                    $ 1,774,370     $ 1,958,720

        Income taxes                                                $    20,000     $         0

NONCASH TRANSACTIONS
    Unrealized (gains) losses on securities available-for-sale      $    17,171     $  (100,523)

    Principal balances of loans transferred to other real estate    $        -      $    60,000

    Subordinated debentures converted to common stock               $ 1,499,976     $         0


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          TARA BANKSHARES CORPORATION
                                AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        NATURE OF BUSINESS

         Tara Bankshares Corporation (the Company) is a bank holding company whose business is conducted by its wholly-owned subsidiary, Tara State Bank (the Bank). The Bank is a commercial bank located in Riverdale, Clayton County, Georgia with one branch located in Jonesboro, Georgia. The Bank provides a full range of banking services in its primary market area of Clayton County and the southern metropolitan Atlanta area.

        BASIS OF PRESENTATION

         The consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany transactions and accounts are eliminated in consolidation.

         The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

        CASH AND CASH EQUIVALENTS

         For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from banks and Federal funds sold.

         The Company maintains amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        SECURITIES

         Securities are classified based on management's intention on the date of purchase. Securities which management has the intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. All other debt securities are classified as available-for-sale and carried at fair value with net unrealized gains and losses included in stockholders' equity. Equity securities without a readily determinable fair value are carried at cost.

         Interest and dividends on securities, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses from the sales of securities are determined using the specific identification method.

        LOANS

         Loans are carried at their principal amounts outstanding less the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding.

         Loan fees, net of origination costs, are deferred and amortized over the lives of the underlying loans using a method which approximates a level yield.

         The accrual of interest income on loans is discontinued, unless otherwise approved by the Board of Directors, on single pay loans which become contractually past due by 90 days and installment loans which become contractually past due by 120 days with respect to interest or principal. Interest previously accrued but not collected is reversed against current period interest income when such loans are placed on nonaccrual status. Interest accruals are recorded on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        LOANS (CONTINUED)

         As prescribed by Statement of Financial Accounting Standard No. 114, impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Accrual of interest on an impaired loan is discontinued when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. The method of recognition of interest income on impaired loans is determined by management on a loan by loan basis.

         The Company considers the following type loans to be impaired:

           (1) all nonaccrual loans, (2) loans that have been restructured in a troubled debt restructuring provided that the restructured loan agreement specifies an interest rate that is less than the Company would be willing to accept at the time of the restructuring for a new loan with comparable risk or the loan becomes impaired based on the terms specified by the restructured loan agreement, and (3) any other loan in which management does not expect to collect all contractual principal and interest payments in accordance with the terms of the loan agreement. Insignificant delays or shortfalls in the amount of loan payments contractually due do not affect the determination of when a loan is impaired.

         The Company has not identified large groups of smaller-balance homogeneous loans which are collectively evaluated for impairment. Any loan that meets the characteristics as described above are considered to be impaired regardless of loan type or balance.

         The allowance for loan losses is established through provisions for loan losses charged to operations. Loans, including impaired loans, are charged against the allowance for loan losses when management believes that the collection of principal is unlikely. Subsequent recoveries are added to the allowance. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit. The allowance is established through consideration of such factors as changes in the nature and volume of the portfolio, overall portfolio quality, adequacy of the underlying collateral, loan concentrations, specific problem loans and economic conditions that may affect the borrowers' ability to pay.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        LOANS AND INTEREST INCOME (CONTINUED)

         Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

        PREMISES AND EQUIPMENT

         Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

        OTHER REAL ESTATE

         Other real estate, consisting of properties obtained through foreclosure proceedings or acceptance of a deed in lieu of foreclosure, is reported on an individual asset basis at the lower of cost or fair value less selling costs. Fair value is determined on the basis of current appraisals, comparable sales, and other estimates of value obtained principally from independent sources. When properties are acquired through foreclosure, any excess of the loan balance at the time of foreclosure over the fair value of the real estate held as collateral is charged to the allowance for loan losses. Subsequent write-downs are charged to a separate allowance for losses, established through provisions charged to operations. Based upon management's evaluation of the other real estate, additional expense is recorded when necessary in an amount sufficient to restore the allowance to an adequate level.

         Cost of improvements to real estate are capitalized, while costs associated with holding the real estate are charged to operations.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        INCOME TAXES

         Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred tax assets and liabilities are recognized for the temporary differences between the bases of the assets and liabilities as measured by tax laws and their bases as reported in the financial statements. Deferred tax expense or benefit is then recognized for the change in deferred tax assets or liabilities between periods.

         Recognition of deferred tax balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences, tax operating loss carryforwards and tax credits will be realized. A valuation allowance is recorded for those deferred tax items for which it is more likely than not that realization will not occur.

         The Company and the Bank file a consolidated income tax return. Each entity provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

        EARNINGS PER SHARE

         Primary and fully diluted earnings per share are calculated on the basis of the weighted average number of shares of common stock and common stock equivalents outstanding during the year. Common stock equivalents consist of subordinated convertible debentures.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 2. SECURITIES

The amortized cost and fair value of securities are summarized as follows:

                                                      Gross            Gross
                                     Amortized      Unrealized       Unrealized         Fair
                                       Cost           Gains            Losses           Value
                                   ------------    ------------     ------------     ------------
Securities Available-for-Sale
 December 31, 1996:
  U. S. Government and agency
   securities                      $  1,952,610    $       --       $    (18,854)    $  1,933,756
   Mortgage-backed securities         4,982,797            --           (311,366)       4,671,431
   Equity securities                     85,000            --               --             85,000
                                   ------------    ------------     ------------     ------------
                                   $  7,020,407    $       --       $   (330,220)    $  6,690,187
                                   ============    ============     ============     ============
 December 31, 1995:
  U. S. Government and agency
   securities                      $  3,155,575    $      3,672     $    (22,693)    $  3,136,554
   Mortgage-backed securities         4,983,543            --           (294,028)       4,689,515
   Equity securities                     85,000            --               --             85,000
                                   ------------    ------------     ------------     ------------
                                   $  8,224,118    $      3,672     $   (316,721)    $  7,911,069
                                   ============    ============     ============     ============

                                                      Gross            Gross
                                     Amortized      Unrealized       Unrealized         Fair
                                       Cost           Gains            Losses           Value
                                   ------------    ------------     ------------     ------------
Securities Held-to-Maturity
 December 31, 1996:
  U. S. Government and agency
   securities                      $  9,481,307    $     42,203     $        (72)    $  9,523,438
   Mortgage-backed securities           161,789             110             --            161,899
                                   ------------    ------------     ------------     ------------
                                   $  9,643,096    $     42,313     $        (72)    $  9,685,337
                                   ============    ============     ============     ============
 December 31, 1995:
  U. S.  Government and agency
   securities                      $ 12,934,489    $     79,620     $     (2,115)    $ 13,011,994
   Mortgage-backed securities           165,855             113             --            165,968
                                   ------------    ------------     ------------     ------------
                                   $ 13,100,344    $     79,733     $     (2,115)    $ 13,177,962
                                   ============    ============     ============     ============

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 2. SECURITIES (Continued)

The amortized cost and fair value of securities as of December 31, 1996 by contractual maturity are shown below. Maturities may diff er from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or prepaid with or without penalty. Therefore, these securities and equity securities are not included in the maturity categories in the follo wing maturity summary.

                                   Securities Available-for-Sale         Securities Held-to-Maturity
                                   -----------------------------         ---------------------------
                                    Amortized            Fair            Amortized           Fair
                                      Cost              Value               Cost            Value
                                   ----------         ----------         ----------       ----------
Due in one year or less            $       --         $       --         $5,522,682       $5,529,375
Due from one year to five years     1,952,610          1,933,756          3,958,625        3,994,063
Mortgage-backed securities          4,982,797          4,671,431            161,789          161,899
Equity securities                      85,000             85,000                 --               --
                                   ----------         ----------         ----------       ----------
                                   $7,020,407         $6,690,187         $9,643,096       $9,685,337
                                   ==========         ==========         ==========       ==========

Securities with a carrying value of $2,435,000 and $2,238,000 at December 31, 1996 and 1995, respectively, were pledged to secure public deposits and for other purposes.


NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

The composition of loans is summarized as follows:

                                       December 31,
                              -----------------------------
                                   1996             1995
                              ------------     ------------
Commercial                    $  7,177,689     $  6,212,654
Real estate - construction       2,417,504        2,605,130
Real estate - residential        9,051,880        6,818,736
Real estate - commercial        12,724,317       14,343,821
Consumer and other               2,885,453        2,215,082
                              ------------     ------------
                                34,256,843       32,195,423
Allowance for loan losses       (1,333,368)      (1,220,156)
                              ------------     ------------
Loans, net                    $ 32,923,475     $ 30,975,267
                              ============     ============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Changes in the allowance for loan losses are as follows:

                                                      December 31,
                                              ---------------------------
                                                  1996           1995
                                              -----------     -----------
Balance, beginning of year                    $ 1,220,156     $ 1,281,947
  Provision (credit) for loan losses             (175,000)           --
  Loans charged off                               (57,127)       (556,300)
  Recoveries of loans previously charged off      345,339         494,509
                                              -----------     -----------
Balance, end of year                          $ 1,333,368     $ 1,220,156
                                              ===========     ===========

The total recorded investment in impaired loans was $568,000 and $861,000 at December 31, 1996 and 1995, respectively. There were n o impaired loans that had related allowances for loan losses determined in accordance with Statement of Financial Accounting Standard No. 114 ("Accounting by Creditors for Impairment of a Loan") at December 31, 1996 and 1995. The average recorded investment in impa ired loans for 1996 and 1995 was $712,000 and $992,000, respectively. Interest income on impaired loans of $23,606 and $40,642 was recognized for cash payments received for the years ended 1996 and 1995, respectively.

The Company has granted loans to certain directors, executive officers, and related entities of the Company and the Bank. The intere st rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are custom ary for the type of loan involved. Changes in related party loans for the year ended December 31, 1996 are as follows:

          Balance, beginning of year                        $ 501,915
          Advances                                            567,448
          Repayments                                         (468,934)
          Transactions due to changes in related parties      (21,251)
                                                            ---------
          Balance, end of year                              $ 579,178
                                                            =========

In 1993, the Bank's Small Business Administration (SBA) loan program was audited by the Office of the Inspector General. As a result of the findings of that audit, the Bank reached an agreement in December 1993 with the SBA to repurchase the guaranteed portion of nine SBA guaranteed loans sold to and held by outside investors, in the event that any of these loans are defaulted upon by the borrowers. If a defaulted loan is repurchased, the Bank can apply to the SBA for reimbursement for the portion guaranteed by the SBA. Such reimbursement is subject to the SBA's review of the loan's underwriting, documentation, and credit administration by the Bank. The aggregate outstanding principal on the SBA guaranteed loans subject to this agreement is $1,539,908 at December 31, 1996. This agreement applies only to the nine loans mentioned above.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 4. PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

                                                December 31,
                                        ---------------------------
                                            1996            1995
                                        -----------     -----------
Land                                    $   414,328     $   414,328
Buildings                                 1,823,015       1,819,671
Equipment                                 1,536,551       1,469,258
                                        -----------     -----------
                                          3,773,894       3,703,257
Accumulated depreciation                 (1,778,287)     (1,650,305)
                                        -----------     -----------
                                        $ 1,995,607     $ 2,052,952
                                        ===========     ===========


NOTE 5. OTHER REAL ESTATE

Other real estate is summarized as follows:

                                                    December 31,
                                            -----------------------
                                               1996          1995
                                            ---------     ---------
Developed residential properties            $ 123,589     $ 153,589
Commercial properties                          70,000       201,000
                                            ---------     ---------
                                              193,589       354,589
Allowance for valuation losses                (42,589)     (113,589)
                                            ---------     ---------
     Other real estate, net                 $ 151,000     $ 241,000
                                            =========     =========

Changes in the allowance for valuation losses were as follows:

                                                  December 31,
                                            -----------------------
                                               1996          1995
                                            ---------     ---------
Balance, beginning of year                  $ 113,589     $ 249,061
  Provision for other real estate losses           --        65,000
  Reduction in allowance from disposals
   of other real estate                       (71,000)     (200,472)
                                            ---------     ---------
Balance, end of year                        $  42,589     $ 113,589
                                            =========     =========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 6. SUBORDINATED CONVERTIBLE DEBENTURES

On January 4, 1994, the Company completed a private offering of series a floating rate convertible subordinated debentures ("debentures") totaling $1,500,000. From the proceeds of the debenture offering, the company contributed $1,000,000 to the bank in 1993 to increase its capital above minimum regulatory requirements.

The Company redeemed all of the outstanding debentures on july 15, 1996. The debentures were converted into 249,996 shares of the company's common stock, at a conversion price of $6.00 Per share.


NOTE 7. EMPLOYEE BENEFIT PLANS

The Company sponsors a 401(k) Profit Sharing Plan ("Plan") which covers substantially all employees. The Company made contributions to the Plan of $58,008 and $ - - in 1996 and 1995, respectively.

The Company has deferred compensation agreements with some directors providing for periodic payments, which commence at the retirement of the directors. The liability has been accrued using the present value method. At December 31, 1996 and 1995, the balance of the deferred compensation liability was $85,264 and $75,157, respectively.

The Company also has a deferred compensation agreement with its President providing for periodic payments which commence at the retirement of the President. At December 31, 1996 and 1995, the balance of the deferred compensation liability was $30,000.

The Company is also the owner and beneficiary of a life insurance policy on the life of its President. The Company intends to use this policy to fund the President's deferred compensation described above. The carrying value of the policy at December 31, 1996 and 1995, was $307,712 and $302,036, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

------------------------------------------------------------------------------

NOTE 8. INCOME TAXES

        The components of income tax expense are as follows:

                                                             December 31,
                                                      ------------------------
                                                         1996         1995
                                                      ----------   -----------
        Current                                       $ 302,451     $ 164,861
        Deferred                                        124,393        89,308
        Benefit of net operating loss carryforward     (426,844)     (254,169)
                                                      ---------     ---------
        Income tax expense                            $    --       $    --
                                                      =========     =========


        The Company's income tax expense differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                                                     December 31,
                                       -----------------------------------------------------------------------
                                                    1996                                        1995
                                       ---------------------------                  --------------------------
                                          Amount           Percent                    Amount           Percent
                                        ---------          -------                  ---------          -------
      Income taxes at statutory rate    $ 426,672            34 %                   $ 256,471            34 %
        Benefit of net operating loss
          carryforward                   (426,844)          (34)                     (254,169)          (34)
        Other items, net                      172            --                        (2,302)           --
                                        ---------          -------                  ---------          -------
      Income tax expense                $    --              -- %                   $    --              -- %
                                        =========          =======                  =========          =======


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 8. INCOME TAXES (Continued)

        The components of deferred income taxes are as follows:

                                                            December 31,
                                                  ----------------------------
                                                       1996            1995
                                                  -----------     ------------
        Deferred tax assets:
          Loan loss reserves                      $    31,604     $    91,104
          Deferred compensation                        39,190          35,753
          Net operating loss carryforward             924,076       1,226,527
          Accounting for other real estate             12,080          36,220
          Alternative minimum tax carryforward         21,069          10,931
          Securities available-for-sale               112,275         106,437
          Other                                         2,328           1,020
                                                  -----------     ------------
                                                    1,142,622       1,507,992
          Valuation allowance                        (826,602)     (1,237,470)
                                                  -----------     ------------
                                                      316,020         270,522
                                                  -----------     ------------
          Deferred tax liabilities:
          Depreciation                                225,169         223,184
          Deferred loan costs                          90,851          47,338
                                                  -----------     ------------
                                                      316,020         270,522
                                                  -----------     ------------

          Net deferred taxes                      $      --       $      --
                                                  ===========     ============


        At December 31, 1996, the Company has available net operating loss carryforwards of $2,717,871 for Federal income tax purposes. If unused, the carryforwards will expire beginning in 2007.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 9. COMMITMENTS AND CONTINGENT LIABILITIES

        In the normal course of business, the Company has entered into off-balance sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

        The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Company's commitments is as follows:

                                              December 31,
                                        ------------------------
                                           1996          1995
                                        ----------    ----------
        Commitments to extend credit    $6,172,000    $2,243,000
        Standby letters of credit           95,200        44,000
                                        ----------    ----------
                                        $6,267,200    $2,287,000
                                        ==========    ==========


        Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment, and personal property.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 9. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

        Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

        In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management of the Company, any liability resulting from such proceedings would not have a material effect on the Company's financial statements.


NOTE 10. CONCENTRATIONS OF CREDIT

        The Company originates primarily commercial, residential, and consumer loans to customers in the Clayton County and southern metropolitan Atlanta area. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on the economy in the metro Atlanta area.

        Seventy-one (71%) of the Company's loan portfolio is concentrated in loans secured by real estate, of which a substantial portion is secured by real estate in the Company's primary market area. In addition, a substantial portion of the other real estate owned is located in those same markets. Accordingly, the ultimate collectibility of the loan portfolio and the recovery of the carrying amount of other real estate owned are susceptible to changes in market conditions in the Company's primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

        The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of statutory capital, or approximately $1,525,000.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 11. REGULATORY MATTERS

         The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1996, approximately $686,000 of retained earnings were available for dividend declaration without regulatory approval.

         The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company and Bank capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 1996, the Company and the Bank meet all capital adequacy requirements to which they are subject.

         As of December 31, 1996 and 1995, notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

         The Company and Bank's actual capital amounts and ratios as of December 31, 1996 are presented in the following table.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 11. REGULATORY MATTERS (Continued)

                                                                                      To Be Well
                                                                 For Capital       Capitalized Under
                                                                 Adequacy          Prompt Corrective
                                             Actual              Purposes          Action Provisions
                                      -------------------    -----------------    ------------------
                                       Amount      Ratio      Amount    Ratio      Amount      Ratio
                                      -------    --------    --------   ------    --------    ------
                                                           (Dollars in Thousands)
                                      ---------------------------------------------------------------
     Total Capital
        (to Risk Weighted Assets):
        Consolidated                   $7,388    19.70%       $3,000    8.00%     $3,750       10.00%
        Bank                           $6,581    17.55%       $3,000    8.00%     $3,750       10.00%
     Tier I Capital
        (to Risk Weighted Assets):
        Consolidated                   $6,909    18.43%       $1,500    4.00%     $2,249        6.00%
        Bank                           $6,102    16.27%       $1,500    4.00%     $2,250        6.00%
     Tier I Capital
        (to Average Assets):
        Consolidated                   $6,909    11.74%       $2,354    4.00%     $2,943        5.00%
        Bank                           $6,102    10.37%       $2,354    4.00%     $2,942        5.00%

                                      22

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 12. FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow methods. Those methods are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996 and 1995. Such amounts have not been revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

         The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

         CASH, DUE FROM BANKS, AND FEDERAL FUNDS SOLD:

          The carrying amounts of cash, due from banks, and Federal funds sold approximate their fair value.

         SECURITIES:

          Fair values for securities are based on quoted market prices. The carrying values of equity securities with no readily determinable fair value approximate fair values.

         LOANS:

          For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow methods, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow methods or underlying collateral values.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 12. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

         DEPOSITS:

         The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow methods, using interest rates currently being offered on certificates.

         SUBORDINATED CONVERTIBLE DEBENTURES:

          The carrying amount of subordinated convertible debentures approximate fair value.

         ACCRUED INTEREST:

          The carrying amounts of accrued interest approximate their fair values.

         OFF-BALANCE SHEET INSTRUMENTS:

          Fair values of the Company's off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Company until such commitments are funded. The Company has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 12. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

         The estimated fair values of the Company's financial instruments were as follows:

                                                     December 31, 1996            December 31, 1995
                                                --------------------------    --------------------------
                                                  Carrying         Fair         Carrying         Fair
                                                   Amount          Value         Amount         Value
                                                -----------    -----------    -----------    -----------
         Financial assets:
           Cash, due from banks
             and Federal funds sold             $ 2,946,362    $ 2,946,362    $ 4,201,384    $ 4,201,384
           Securities available-for-sale          6,690,187      6,690,187      7,911,609      7,911,069
           Securities held-to-maturity            9,643,096      9,685,337     13,100,344     13,177,962
           Loans                                 32,923,475     34,604,752     30,975,267     32,554,387
           Accrued interest receivable              486,120        486,120        611,521        611,521

         Financial liabilities:
           Deposits                              48,426,044     48,402,592     53,852,022     54,001,715
           Subordinated convertible
             debentures                                 --             --       1,500,000      1,500,000
         Accrued interest payable                   137,477        137,477        162,410        162,410


NOTE 13. SUPPLEMENTAL FINANCIAL DATA

         Components of other operating expenses in excess of 1% of total revenue are as follows:

                                                         December 31,
                                                    --------------------
                                                       1996       1995
                                                    --------    --------
          Stationery and supplies                   $ 88,460    $ 85,113
          Data processing                            257,975     249,112
          Legal expenses                              57,477      53,504
          FDIC deposit insurance premiums              2,000      71,693
          Provision for other real estate losses        --        65,000


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 14. PARENT COMPANY FINANCIAL INFORMATION

         The following information presents the condensed balance sheets, statements of income, and cash flows of Tara Bankshares Corporation as of and for the years ended December 31, 1996 and 1995:

                            CONDENSED BALANCE SHEETS

                                                                   1996          1995
                                                                ----------    ----------
        Assets
          Cash                                                  $  794,733    $  175,540
          Investment in subsidiary                               5,771,726     4,878,155
          Securities held-to-maturity                                 --         269,773
          Other assets                                              12,239        17,506
                                                                ----------    ----------

            Total assets                                        $6,578,698    $5,340,974
                                                                ==========    ==========

        Liabilities, subordinated convertible debentures        $     --      $1,500,000
                                                                ----------    ----------

        Stockholders' equity                                     6,578,698     3,840,974
                                                                ----------    ----------

            Total liabilities and stockholders' equity          $6,578,698    $5,340,974
                                                                ==========    ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 14. PARENT COMPANY FINANCIAL INFORMATION (Continued)

                         CONDENSED STATEMENTS OF INCOME

                                                              1996         1995
                                                          ----------    ----------
        Income
          Dividends from subsidiary                       $  461,440    $  271,600
          Interest                                            21,292        14,476
                                                          ----------    ----------
                                                             482,732       286,076
                                                          ----------    ----------

        Expenses
          Interest                                            99,910       165,853
          Other expenses                                      38,645        17,321
                                                          ----------    ----------
            Total expenses                                   138,555       183,174
                                                          ----------    ----------

            Income before equity in undistributed income
              of subsidiary                                  344,177       102,902

        Equity in undistributed income of subsidiary         910,742       651,425
                                                          ----------    ----------

            Net income                                    $1,254,919    $  754,327
                                                          ==========    ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 14. PARENT COMPANY FINANCIAL INFORMATION (Continued)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                             1996            1995
                                                                         -----------     -----------
        OPERATING ACTIVITIES
          Net income                                                     $ 1,254,919     $   754,327
          Adjustments to reconcile net income to net
            cash provided by operating activities:
            Undistributed income of subsidiary                              (910,742)       (651,425)
            Other operating activities                                         5,267           3,909
                                                                         -----------     -----------

              Net cash provided by operating activities                      349,444         106,811
                                                                         -----------     -----------

        INVESTING ACTIVITIES
          Purchases of securities held-to-maturity                        (1,128,935)       (914,773)
          Proceeds from maturities of securities held-to-maturity          1,398,708         645,000
                                                                         -----------     -----------

              Net cash provided by (used in) investing activities            269,773        (269,773)
                                                                         -----------     -----------

        FINANCING ACTIVITIES
          Cash paid for partial shares resulting from
            debenture conversion                                                 (24)           --
                                                                         -----------     -----------

              Net cash used in financing activities                              (24)           --
                                                                         -----------     -----------

        Net increase (decrease) in cash                                      619,193        (162,962)

        Cash at beginning of year                                            175,540         338,502
                                                                         -----------     -----------

        Cash at end of year                                              $   794,733     $   175,540
                                                                         ===========     ===========

        SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
          Cash paid during the year for interest                         $    83,497     $   162,205
                                                                         ===========     ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 15. BUSINESS COMBINATION

        In November 1996, the Company entered into a definitive agreement to merge with First Citizens Corporation (formerly Newnan Holdings, Inc.) of Newnan, Georgia. Under the terms of the agreement, the stockholders of the Company will receive cash and First Citizens Corporation common stock (maximum of 227,608 shares) totaling approximately $10,500,000.